Exhibit 99.a

Certificate of Trust of MH Elite Portfolio of Funds Trust

This Certificate of Trust of MH Elite Portfolio of Funds Trust (the “Trust”), dated as of this 27th day of December, 2013, is being duly executed and filed in order to form a statutory trust in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) (the “Act”) and sets forth the following:

1. The name of the Trust is “MH Elite Portfolio of Funds Trust”.

2. The Trust will become, prior to or within 180 days following the first issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with Section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

(a) The registered office of the Trust in Delaware and the registered agent for service of process on the Trust is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

3. The effective date of the effectiveness of this certificate shall that date of filing.

4. Pursuant to Section 3804(a) of the Act, notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the Initial Trustees of the Trust, have executed this Certificate of Trust as of the 27th day of December, 2013.

/s/ Vincent Farinaro_______________________
Vincent Farinaro, as Trustee and not individually

/s/ Howard Samms________________________
Howard Samms, as Trustee and not individually

/s/ Tice Walker___________________________
Tice Walker, as Trustee and not individually

/s/ Jeff Holcombe_________________________
Jeff Holcombe, as Trustee and not individually

/s/ Vincent Rettino_________________________
Vincent Rettino, as Trustee and not individually